Exhibit 3.3

Authorisation Code : 161278351572 www.verify.gov.ky 01 September 2025 AY-423534 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Given under my hand and Seal at George Town in the Island of Grand Cayman this 29th day of August Two Thousand Twenty-Five An Authorised Officer, Registry of Companies, having by Special resolution dated 28th day of August Two Thousand Twenty-Five changed its name, is now incorporated under name of Cayman Islands. Petit Monts Acquisition Corp. American Dynamism Acquisition Company